~~______________________________________________________________________________________________________~~
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________________
FORM 8-K
_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 27, 2012 (February 27, 2012)
_______________________________
Realogy Corporation
(Exact Name of Registrant as Specified in its Charter)
_______________________________

Delaware	333-173250, 333-173254 and 333-148153	20-4381990
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Campus Drive
Parsippany, NJ		07054
(Address of Principal Executive Offices)		(Zip Code)
(973) 407-2000
(Registrant’s telephone number, including area code)
None
(Former name or former address if changed since last report)
_______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

~~______________________________________________________________________________________________________~~

Item 2.02	Results of Operations and Financial Condition.
On February 27, 2012, Realogy Corporation issued a press release announcing its financial results for full year 2011. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release issued by Realogy Corporation, dated February 27, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY CORPORATION

By:	/s/ Anthony E. Hull
Anthony E. Hull, Executive Vice President, Chief Financial Officer and Treasurer
Date: February 27, 2012

EXHIBIT INDEX

Number	Exhibit
99.1	Press Release issued by Realogy Corporation, dated February 27, 2012.

REALOGY REPORTS RESULTS FOR FULL YEAR 2011

Real Estate Leader Posts Net Revenue of $4.1 Billion;
Refinances Near-Term Debt Maturities;
CEO and President Richard A. Smith Elected as Chairman of the Board, Effective March 15, 2012

PARSIPPANY, N.J., February 27, 2012 - Realogy Corporation, a global leader in real estate and relocation services, today reported results for the year ended December 31, 2011. Realogy's net revenue for the year was $4.1 billion, which was flat as compared to 2010. Realogy's EBITDA before restructuring and other items for the year was $476 million, a decrease of 11% year-over-year. This was attributable to a decrease in sales volume at both the franchised and company-owned real estate services segments as well as certain beneficial items in 2010 that did not recur in 2011. Realogy's reported EBITDA for the year was $443 million. For the full year, Realogy recorded a net loss attributable to the Company of $441 million, which includes $666 million of interest expense, $186 million of depreciation and amortization and $36 million from the loss on early extinguishment of debt in early 2011.

“The U.S. economy remained weak in 2011, and our business results reflected that weakness,” said Richard A. Smith, Realogy's president and chief executive officer. “Despite the difficult macroeconomic headwinds and another challenging housing market in 2011, our revenues were flat year-over-year. While we experienced modest softness in our real estate franchising and brokerage segments, as did the rest of the industry, this was offset by continued growth in our relocation and title services segments."

Earlier today, the Realogy Board of Directors elected Mr. Smith as Chairman of the Board in addition to his ongoing role as Chief Executive Officer and President. Smith's appointment as Chairman will begin March 15, 2012, which is the effective date of Henry Silverman's resignation from his positions as a director and the non-executive chairman of Realogy's Board of Directors. Apollo Global Management, LLC, previously announced Silverman's resignation from all positions he holds at Apollo and its subsidiaries, affiliates and portfolio companies, effective on March 15, 2012.

"We wish Henry well, and we thank him for his many contributions through the years," said Smith.

In early February 2012, the Company completed a refinancing transaction that resulted in the issuance of $593 million of 7.625% Senior Secured First Lien Notes due 2020 and $325 million of 9.00% New First and a Half Lien Notes due 2020, the proceeds of which were used to retire outstanding indebtedness.

"We had $918 million of debt maturing in 2013 that we were able to refinance, extending those maturities to 2020," said Anthony E. Hull, Realogy's chief financial officer. "As a result of this proactive transaction, which was well received in the financial markets, we have no substantial corporate debt maturities until 2016."

Looking at Realogy's core business drivers, Realogy Franchise Group (RFG) had a year-over-year 1% decrease in homesale transaction sides and NRT, the company-owned brokerage unit, was flat year-over-year. Average homesale price was flat at RFG and decreased 2% at NRT for the year ended 2011 as compared to 2010, largely from a shift in our business to more sales of comparatively lower-priced homes. Cartus experienced a 3% increase in relocation initiations and a 4% increase in broker referrals, while Title Resource Group experienced a 1% decrease in purchase title and closing units and a 2% increase in the average price per closing unit along with a 1% increase in refinance title and closing units.

“We anticipate first quarter 2012 homesales to increase at a high single-digit pace, and average sales price to be modestly down year-over-year as indicated by our preliminary January and February results,” said Hull. "The trend we are seeing currently is that in many of our markets, home affordability, particularly for first-time buyers, is driving activity at the lower end of the housing market. Assuming continuation of favorable employment trends and rising consumer confidence, we are encouraged about the prospects for 2012.”

Realogy Reports Results for Full Year 2011                                Page2

Balance Sheet Information and Covenant Compliance as of December 31, 2011

The Company ended the year with $101 million of readily available cash and $175 million outstanding on its revolving credit facility under its senior secured credit agreement.

A consolidated balance sheet is included as Table 2 of this press release.

As noted above, Realogy refinanced $918 million of debt maturing in 2013 by issuing two series of senior secured notes maturing in 2020. With the proceeds from this transaction, Realogy retired $629 million of first lien term debt and terminated it commitments under its $289 million non-extended revolver. As of February 27, 2012, the Company had $55 million outstanding under its $363 million extended revolving credit facility due 2016 and had available capacity of $227 million (net of outstanding letters of credit). The Company expects substantially all of the current borrowings to be repaid by the end of the March, but consistent with past experience expects to borrow additional funds in April principally to fund interest payments.

As of December 31, 2011, the Company's senior secured leverage ratio (SSLR) was 4.44 to 1, or 3.87 to 1 after giving pro forma effect to the February 2012 bond offering and the application of the proceeds, below the 4.75 to 1 maximum ratio required to be in compliance with its senior secured credit agreement. The SSLR is determined by dividing Realogy's senior secured net debt of $2.5 billion at December 31, 2011 (or $2.2 billion on a pro forma basis) by the Company's Adjusted EBITDA of $571 million for the four quarters ended December 31, 2011. (Please see Table 8 for the definition of non-GAAP financial measures, Adjusted EBITDA and EBITDA before restructuring and other items and Tables 6 and 7 for a reconciliation of these non-GAAP measures to their most comparable GAAP financial measure, net loss attributable to Realogy.)

Investor Webcast

Realogy will hold a Webcast to review its 2011 results on February 27 at 4:00 p.m. (EST). The call will be hosted by Richard A. Smith, president and CEO, and Anthony E. Hull, executive vice president, CFO and treasurer. The conference call, together with corresponding slides, will be made available live via Webcast on the Investor Information section of the Realogy website. A replay of the Webcast also will be available on the website from February 28 through March 6. Realogy plans to file its Annual Report on Form 10-K for the year ended December 31, 2011 later this week.

About Realogy Corporation

Realogy Corporation, a global provider of real estate and relocation services, has a diversified business model that includes real estate franchising, brokerage, relocation and title services. Realogy's world-renowned brands and business units include Better Homes and Gardens® Real Estate, CENTURY 21®, Coldwell Banker®, Coldwell Banker Commercial®, The Corcoran Group®, ERA®, Sotheby's International Realty®, NRT LLC, Cartus and Title Resource Group. Collectively, Realogy's franchise system members operate approximately 14,000 offices with 245,800 sales associates doing business in 101 countries and territories around the world. Headquartered in Parsippany, N.J., Realogy is owned by affiliates of Apollo Management, L.P., a subsidiary of Apollo Global Management, LLC, a leading global alternative asset manager.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Realogy Corporation to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates” and “plans” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: our substantial amount of outstanding debt; constraints on the Company's liquidity

Realogy Reports Results for Full Year 2011                                Page3

including but not limited to our ability to access the capital, including debt financing, and/or securitization markets; variable rate indebtedness which subjects the Company to interest rate risk; our ability to comply with the affirmative and negative covenants contained in our debt agreements; adverse developments or the absence of sustained improvement in general business, economic and political conditions; adverse developments or the absence of improvement in the residential real estate markets including but not limited to the lack of sustained improvement in the number of home sales and/or further declines in home prices, low levels of consumer confidence, the impact of slow economic growth or future recessions and related high levels of unemployment in the U.S. and abroad, continuing high levels of foreclosures, seasonal fluctuations in the residential real estate brokerage business; reduced availability of mortgage financing or financing availability at rates not sufficiently attractive to homebuyers; the final resolution or outcomes with respect to Cendant's remaining contingent liabilities; any outbreak or escalation of hostilities on a national, regional or international basis; government regulation as well as legislative, tax or regulatory changes that would adversely impact the residential real estate market, including but not limited to potential reform of the financing of the U.S. housing and mortgage markets and the Internal Revenue Code; the Company's failure to enter into or renew franchise agreements, maintain its brands or the inability of franchisees to survive the current real estate cycle; the Company's inability to realize benefits from future acquisitions; and the Company's inability to sustain improvements in its operating efficiency.
Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings “Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, and in our other periodic reports filed from time to time, in connection with considering any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

This release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, important information regarding such measures is contained in the Tables attached to this release.

Investor Contact:
Alicia Swift
(973) 407-4669
alicia.swift@realogy.com

Media Contact:
Mark Panus
(973) 407-7215
mark.panus@realogy.com

Realogy Reports Results for Full Year 2011                                Page4

Table 1

REALOGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions)

	Year Ended December 31,
	2011	2010	2009
Revenues
Gross commission income	$2,926	$2,965	$2,886
Service revenue	752	700	621
Franchise fees	256	263	273
Other	159	162	152
Net revenues	4,093	4,090	3,932
Expenses
Commission and other agent-related costs	1,932	1,932	1,850
Operating	1,270	1,241	1,263
Marketing	185	179	161
General and administrative	254	238	250
Former parent legacy costs (benefit), net	(15)	(323)	(34)
Restructuring costs	11	21	70
Merger costs	1	1	1
Depreciation and amortization	186	197	194
Interest expense/(income), net	666	604	583
Loss (gain) on the early extinguishment of debt	36	—	(75)
Other (income)/expense, net	—	(6)	3
Total expenses	4,526	4,084	4,266
Income (loss) before income taxes, equity in earnings and noncontrolling interests	(433)	6	(334)
Income tax expense (benefit)	32	133	(50)
Equity in (earnings) losses of unconsolidated entities	(26)	(30)	(24)
Net loss	(439)	(97)	(260)
Less: Net income attributable to noncontrolling interests	(2)	(2)	(2)
Net loss attributable to Realogy	$(441)	$(99)	$(262)

Realogy Reports Results for Full Year 2011                                Page5

Table 2

REALOGY CORPORATION
CONSOLIDATED BALANCE SHEETS
(In millions)

	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$143	$192
Trade receivables (net of allowance for doubtful accounts of $64 and $67)	120	114
Relocation receivables	378	386
Relocation properties held for sale	11	21
Deferred income taxes	66	76
Other current assets	88	109
Total current assets	806	898
Property and equipment, net	165	186
Goodwill	2,614	2,611
Trademarks	732	732
Franchise agreements, net	2,842	2,909
Other intangibles, net	439	478
Other non-current assets	212	215
Total assets	7,810	8,029
LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Accounts payable	184	203
Securitization obligations	327	331
Due to former parent	80	104
Revolving credit facility and current portion of long-term debt	325	194
Accrued expenses and other current liabilities	520	525
Total current liabilities	1,436	1,357
Long-term debt	6,825	6,698
Deferred income taxes	890	883
Other non-current liabilities	167	163
Total liabilities	9,318	9,101
Commitments and contingencies
Equity (deficit):
Realogy common stock: $.01 par value, 100 shares authorized, issued and outstanding at December 31, 2011 and 2010	—	—
Additional paid-in capital	2,033	2,026
Accumulated deficit	(3,511)	(3,070)
Accumulated other comprehensive loss	(32)	(30)
Total Realogy stockholder’s deficit	(1,510)	(1,074)
Noncontrolling interests	2	2
Total equity (deficit)	(1,508)	(1,072)
Total liabilities and equity (deficit)	$7,810	$8,029

Realogy Reports Results for Full Year 2011                                Page6

Table 3

REALOGY CORPORATION
2011 KEY DRIVERS

	Quarter Ended				Year Ended
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	December 31, 2011
Real Estate Franchise Services (a)
Closed homesale sides	184,643	251,045	252,991	220,931	909,610
Average homesale price	$193,710	$202,045	$200,987	$194,673	$198,268
Average homesale broker commission rate	2.54%	2.55%	2.56%	2.56%	2.55%
Net effective royalty rate	4.87%	4.83%	4.88%	4.78%	4.84%
Royalty per side	$251	$258	$261	$250	$256
Company Owned Real Estate Brokerage Services
Closed homesale sides	51,200	73,061	71,167	59,094	254,522
Average homesale price	$414,164	$445,550	$433,003	$405,382	$426,402
Average homesale broker commission rate	2.50%	2.49%	2.49%	2.51%	2.50%
Gross commission income per side	$11,188	$11,931	$11,620	$10,924	$11,461
Relocation Services
Initiations	35,108	46,433	37,540	34,188	153,269
Referrals	12,813	20,282	22,254	16,820	72,169
Title and Settlement Services
Purchase title and closing units	18,971	26,219	26,128	21,927	93,245
Refinance title and closing units	16,826	10,840	14,234	20,950	62,850
Average price per closing unit	$1,386	$1,525	$1,446	$1,292	$1,409

(a) Includes all franchisees except for our Company Owned Real Estate Brokerage Services segment.

Realogy Reports Results for Full Year 2011                                Page7

Table 4

REALOGY CORPORATION
2010 KEY DRIVERS

	Quarter Ended				Year Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	December 31, 2010
Real Estate Franchise Services (a)
Closed homesale sides	193,340	288,479	229,241	211,281	922,341
Average homesale price	$188,478	$197,637	$202,272	$202,906	$198,076
Average homesale broker commission rate	2.55%	2.54%	2.53%	2.53%	2.54%
Net effective royalty rate	5.04%	5.04%	4.95%	4.97%	5.00%
Royalty per side	$252	$261	$267	$267	$262
Company Owned Real Estate Brokerage Services
Closed homesale sides	52,532	83,583	61,092	58,080	255,287
Average homesale price	$417,782	$424,442	$457,782	$444,000	$435,500
Average homesale broker commission rate	2.48%	2.49%	2.47%	2.48%	2.48%
Gross commission income per side	$11,161	$11,247	$12,209	$11,736	$11,571
Relocation Services
Initiations	32,429	46,189	36,743	32,943	148,304
Referrals	12,109	21,770	19,625	16,101	69,605
Title and Settlement Services
Purchase title and closing units	19,947	30,133	22,963	21,247	94,290
Refinance title and closing units	11,935	10,378	17,546	22,366	62,225
Average price per closing unit	$1,353	$1,472	$1,381	$1,336	$1,386

(a) Includes all franchisees except for our Company Owned Real Estate Brokerage Services segment.

Realogy Reports Results for Full Year 2011                                Page8

Table 5a
REALOGY CORPORATION
SELECTED 2011 FINANCIAL DATA
(In millions)

	For the Three Months Ended				For the Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
Revenue (a)	2011	2011	2011	2011	2011
Real Estate Franchise Services	$118	$160	$151	$128	$557
Company Owned Real Estate Brokerage Services	587	884	841	658	2,970
Relocation Services	87	110	126	100	423
Title and Settlement Services	83	90	95	91	359
Corporate and Other	(44)	(65)	(58)	(49)	(216)
Total Company	$831	$1,179	$1,155	$928	$4,093
EBITDA (b)
Real Estate Franchise Services	$62	$97	$92	$69	$320
Company Owned Real Estate Brokerage Services	(37)	48	47	(2)	56
Relocation Services	10	32	50	23	115
Title and Settlement Services	2	12	8	7	29
Corporate and Other	(48)	(2)	(10)	(17)	(77)
Total Company	$(11)	$187	$187	$80	$443
Depreciation and amortization	46	47	46	47	186
Interest expense, net	179	161	159	167	666
Income tax expense (benefit)	1	1	10	20	32
Net loss attributable to Realogy	$(237)	$(22)	$(28)	$(154)	$(441)

(a)
Transactions between segments are eliminated in consolidation. Revenues for the Real Estate Franchise Services segment include intercompany royalties and marketing fees paid by the Company Owned Real Estate Brokerage Services segment of $44 million, $65 million, $58 million and $49 million for the three months ended March 31, June 30, September 30, and December 31 2011, respectively. Such amounts are eliminated through the Corporate and Other line. Revenues for the Relocation Services segment include $7 million, $11 million, $11 million and $8 million of intercompany referral and relocation fees paid by the Company Owned Real Estate Brokerage Services segment during the three months ended March 31, June 30, September 30, and December 31 2011, respectively. Such amounts are recorded as contra-revenues by the Company Owned Real Estate Brokerage Services segment. Revenues for the Real Estate Franchise Services segment include intercompany royalties and marketing fees paid by the Company Owned Real Estate Brokerage Services segment of $216 million for the year ended December 31, 2011. Revenues for the Relocation Services segment include intercompany referral and relocation fees paid by the Company Owned Real Estate Brokerage Services segment of $37 million for the year ended December 31, 2011. There are no other material inter-segment transactions.

(b)
Includes $2 million of restructuring costs and $36 million related to loss on the early extinguishment of debt, partially offset by $2 million of former parent legacy benefits for the three months ended March 31, 2011, $3 million of restructuring costs offset by a net benefit of $12 million of former parent legacy items for the three months ended June 30, 2011, $3 million of restructuring costs offset by a net benefit of $3 million of former parent legacy items for the three months ended September 30, 2011 and $3 million of restructuring, $1 million of merger costs and $2 million of former parent legacy costs for the three months ended December 31, 2011. EBITDA for the year ended December 31, 2011 includes $36 million related to loss on the early extinguishment of debt, $11 million of restructuring costs and $1 million of merger costs, partially offset by a net benefit of $15 million of former parent legacy items primarily as a result of tax and other liability adjustments broken down by business units as follows:

	For the Three Months Ended				For the Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2011	2011	2011	2011	2011
Real Estate Franchise Services	—	—	—	—	—
Company Owned Real Estate Brokerage Services	2	2	3	2	9
Relocation Services	—	—	—	1	1
Title and Settlement Services	—	1	—	—	1
Corporate and Other	34	(12)	(3)	3	22
Total Company	36	(9)	—	6	33

EBITDA by segment before restructuring and other items detailed above for the three months ended March 31, 2011 was: RFG $62 million, NRT $(35) million, Cartus $10 million, TRG $2 million and Corporate $(14) million. EBITDA by segment before restructuring and other items detailed above for the three months ended June 30, 2011 was: RFG $97 million, NRT $50 million, Cartus $32 million, TRG $13 million and Corporate $(14) million. EBITDA by segment before restructuring and other items detailed above for the three months ended September 30, 2011 was: RFG $92 million, NRT $50 million, Cartus $50 million, TRG $8 million and Corporate $(13) million. EBITDA by segment before restructuring and other items detailed above for the three months ended December 31, 2011 was: RFG $69 million, NRT $0 million, Cartus $24 million, TRG $7 million and Corporate $(14) million. EBITDA by segment before restructuring and other items detailed above for the corresponding year ended December 31, 2011 was as follows: RFG $320 million, NRT $65 million, Cartus $116 million, TRG $30 million, and Corporate $(55) million.

Realogy Reports Results for Full Year 2011                                Page9

Table 5b
REALOGY CORPORATION
SELECTED 2010 FINANCIAL DATA
(In millions)

	For the Three Months Ended				For the Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
Revenue (a)	2010	2010	2010	2010	2010
Real Estate Franchise Services	$122	$173	$138	$127	$560
Company Owned Real Estate Brokerage Services	601	956	762	697	3,016
Relocation Services	76	106	122	101	405
Title and Settlement Services	65	86	84	90	325
Corporate and Other	(45)	(68)	(54)	(49)	(216)
Total Company	$819	$1,253	$1,052	$966	$4,090
EBITDA (b)
Real Estate Franchise Services	$65	$123	$90	$74	$352
Company Owned Real Estate Brokerage Services	(34)	84	31	(1)	80
Relocation Services	4	27	51	27	109
Title and Settlement Services	(5)	11	8	11	25
Corporate and Other	(19)	299	(3)	(8)	269
Total Company	$11	$544	$177	$103	$835
Depreciation and amortization	50	49	49	49	197
Interest expense, net	152	155	151	146	604
Income tax expense (benefit)	6	118	10	(1)	133
Net loss attributable to Realogy	$(197)	$222	$(33)	$(91)	$(99)

(a)
Transactions between segments are eliminated in consolidation. Revenues for the Real Estate Franchise Services segment include intercompany royalties and marketing fees paid by the Company Owned Real Estate Brokerage Services segment of $45 million, $68 million, $54 million and $49 million for the three months ended March 31, June 30, September 30, and December 31 2010, respectively. Such amounts are eliminated through the Corporate and Other line. Revenues for the Relocation Services segment include $7 million, $10 million, $12 million and $8 million of intercompany referral and relocation fees paid by the Company Owned Real Estate Brokerage Services segment during the three months ended March 31, June 30, September 30, and December 31 2010, respectively. Such amounts are recorded as contra-revenues by the Company Owned Real Estate Brokerage Services segment. Revenues for the Real Estate Franchise Services segment include intercompany royalties and marketing fees paid by the Company Owned Real Estate Brokerage Services segment of $216 million for the year ended December 31, 2010. Revenues for the Relocation Services segment include intercompany referral and relocation fees paid by the Company Owned Real Estate Brokerage Services segment of $37 million for the year ended December 31, 2010. There are no other material inter-segment transactions.

(b)
Includes $6 million and $5 million of restructuring costs and former parent legacy items, respectively, for the three months ended March 31, 2010, $4 million of restructuring costs offset by a net benefit of $314 million of former parent legacy items primarily as a result of tax and other liability adjustments for the three months ended June 30, 2010, $2 million of restructuring costs offset by a net benefit of $6 million of former parent legacy items for the three months ended September 30, 2010 and $9 million of restructuring and $1 million of merger costs, offset by a net benefit of $8 million of former parent legacy items for the three months ended December 31, 2010. EBITDA for the year ended December 31, 2010 includes $21 million of restructuring costs and $1 million of merger costs, offset by a net benefit of $323 million of former parent legacy items primarily as a result of tax and other liability adjustments broken down by business units as follows:

	For the Three Months Ended				For the Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2010	2010	2010	2010	2010
Real Estate Franchise Services	—	—	—	—	—
Company Owned Real Estate Brokerage Services	3	2	2	5	12
Relocation Services	2	1	—	—	3
Title and Settlement Services	1	—	—	2	3
Corporate and Other	5	(313)	(6)	(5)	(319)
Total Company	11	(310)	(4)	2	(301)
EBITDA by segment before restructuring and other items detailed above for the three months ended March 31, 2010 was: RFG $65 million, NRT ($31) million, Cartus $6 million, TRG ($4) million and Corporate ($14) million. EBITDA by segment before restructuring and other items detailed above for the three months ended June 30, 2010 was: RFG $123 million, NRT $86 million, Cartus $28 million, TRG $11 million and Corporate ($14) million. EBITDA by segment before restructuring and other items detailed above for the three months ended September 30, 2010 was: RFG $90 million, NRT $33 million, Cartus $51 million, TRG $8 million and Corporate ($9) million. EBITDA by segment before restructuring and other items detailed above for the three months ended December 31, 2010 was: RFG $74 million, NRT $4 million, Cartus $27 million, TRG $13 million and Corporate ($13) million. EBITDA by segment before restructuring and other items detailed above for the corresponding year ended December 31, 2010 was as follows: RFG $352 million, NRT $92 million, Cartus $112 million, TRG $28 million, and Corporate ($50) million.

Realogy Reports Results for Full Year 2011                                Page10

Table 6
REALOGY CORPORATION
EBITDA, EBITDA BEFORE RESTRUCTURING AND OTHER ITEMS, AND ADJUSTED EBITDA
(In millions)

A reconciliation of net loss attributable to Realogy to EBITDA, EBITDA before restructuring and other items, and Adjusted EBITDA for the twelve months ended December 31, 2011 is set forth in the following table:

	For the Year Ended December 31, 2011
Net loss attributable to Realogy	$(441)
Income tax expense (benefit)	32
Income before income taxes	(409)
Interest expense (income), net	666
Depreciation and amortization	186
EBITDA	443
Covenant calculation adjustments:
Restructuring costs, merger costs and former parent legacy costs (benefit), net (a)	(3)
Loss on the early extinguishment of debt	36
EBITDA before restructuring and other items	476
Pro forma cost savings for 2011 restructuring initiatives (b)	11
Pro forma effect of business optimization initiatives (c)	52
Non-cash charges (d)	4
Non-recurring fair value adjustments for purchase accounting (e)	4
Pro forma effect of acquisitions and new franchisees (f)	7
Apollo management fees (g)	15
Incremental securitization interest costs (h)	2
Adjusted EBITDA	$571
Total senior secured net debt (i)	$2,536
Senior secured leverage ratio	4.44	x
Pro forma total senior secured net debt (j)	$2,211
Pro forma senior secured leverage ratio	3.87	x
_______________

(a)	Consists of $11 million of restructuring costs and $1 million of merger costs offset by a benefit of $15 million of former parent legacy items.

(b)
Represents actual costs incurred that are not expected to recur in subsequent periods due to restructuring activities initiated during 2011. From this restructuring, we expect to reduce our operating costs by approximately $21 million on a twelve-month run-rate basis and estimate that $10 million of such savings were realized from the time they were put in place. The adjustment shown represents the impact the savings would have had on the period from January 1, 2011 through the time they were put in place, had those actions been effected on January 1, 2011.

(c)
Represents the twelve-month pro forma effect of business optimization initiatives that have been completed to reduce costs, including $1 million related to our Relocation Services integration costs and acquisition related non-cash adjustments, $6 million related to vendor renegotiations, $41 million for employee retention accruals and $4 million of other initiatives. The employee retention accruals reflect the employee retention plans that have been implemented in lieu of our customary bonus plan, due to the ongoing and prolonged downturn in the housing market in order to ensure the retention of executive officers and other key personnel, principally within our corporate services unit and the corporate offices of our four business units.

(d)
Represents the elimination of non-cash expenses, including $7 million of stock-based compensation expense and $4 million of other items less $7 million for the change in the allowance for doubtful accounts and notes reserves from January 1, 2011 through December 31, 2011.

(e)	Reflects the adjustment for the negative impact of fair value adjustments for purchase accounting at the operating business segments primarily related to deferred rent.

Realogy Reports Results for Full Year 2011                                Page11

(f)
Represents the estimated impact of acquisitions and new franchisees as if they had been acquired or signed on January 1, 2011. Franchisee sales activity is comprised of new franchise agreements as well as growth acquired by existing franchisees with our assistance. We have made a number of assumptions in calculating such estimate and there can be no assurance that we would have generated the projected levels of EBITDA had we owned the acquired entities or entered into the franchise contracts as of January 1, 2011.

(g)	Represents the elimination of annual management fees payable to Apollo for the twelve months ended December 31, 2011.

(h)	Reflects the incremental borrowing costs incurred as a result of the securitization facilities refinancing for the twelve months ended December 31, 2011.

(i)
Represents total borrowings under the senior secured credit facility which are secured by a first priority lien on our assets of $2,626 million plus $11 million of capital lease obligations less $101 million of readily available cash as of December 31, 2011. Pursuant to the terms of the senior secured credit facility, senior secured net debt does not include First and a Half Lien Notes, Second Lien Loans, other indebtedness that is secured by a lien that is pari passu or junior to the First and a Half Lien Notes or securitization obligations.

(j)
Reflects the proceeds of $918 million from the issuance of $593 million of First Lien Notes and $325 million of New First and a Half Lien Notes offset by the payment of $629 million of non-extended term loan borrowings, $78 million of borrowings under the non-extended revolving credit facility and $211 million of additional readily available cash.

Realogy Reports Results for Full Year 2011                                Page12

Table 7

Reconciliation of net loss attributable to Realogy to EBITDA and EBITDA before restructuring and other items (in millions)

A reconciliation of net loss attributable to Realogy to EBITDA and EBITDA before restructuring and other items for the year ended December 31, 2011 and 2010 is set forth in the following table:

	Twelve Months Ended
	December 31,
	2011	2010
Net loss attributable to Realogy	$(441)	$(99)
Income tax expense	32	133
Loss before income tax	(409)	34
Interest expense, net	666	604
Depreciation and amortization	186	197
EBITDA	$443	$835
Legacy costs (benefit), net	(15)	(323)
Restructuring and merger costs	12	22
Loss on the early extinguishment of debt	36	—
Total restructuring and other items	33	(301)
EBITDA before restructuring and other items	$476	$534

Realogy Reports Results for Full Year 2011                                Page13

Table 8

Definitions
EBITDA is defined by us as net income (loss) before depreciation and amortization, interest (income) expense, net (other than relocation services interest for securitization assets and securitization obligations) and income taxes. EBITDA before restructuring and other items is defined by us as EBITDA adjusted for merger costs, restructuring costs, former parent legacy cost (benefit) items, net, and (gain) loss on the early extinguishment of debt. Adjusted EBITDA is presented to demonstrate our compliance with the senior secured leverage ratio covenant in the senior secured credit facility. We present EBITDA, EBITDA before restructuring and other items and Adjusted EBITDA because we believe EBITDA, EBITDA before restructuring and other items and Adjusted EBITDA are useful as supplemental measures in evaluating the performance of our operating businesses and provides greater transparency into our results of operations. Our management, including our chief operating decision maker, use EBITDA and EBITDA before restructuring and other items as a factor in evaluating the performance of our business. EBITDA, EBITDA before restructuring and other items and Adjusted EBITDA should not be considered in isolation or as a substitute for net income or other statement of operations data prepared in accordance with GAAP.
We believe EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation, the age and book depreciation of facilities (affecting relative depreciation expense) and the amortization of intangibles, which may vary for different companies for reasons unrelated to operating performance. We believe EBITDA before restructuring and other items also facilitates company-to-company operating performance comparisons by backing out those items in EBITDA as well as certain historical cost (benefit) items which may vary for different companies for reasons unrelated to operating performance. We further believe that EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an EBITDA measure when reporting their results.
EBITDA and EBITDA before restructuring and other items have limitations as analytical tools, and you should not consider EBITDA or EBITDA before restructuring and other items either in isolation or as substitutes for analyzing our results as reported under GAAP. Some of these limitations are:

•	these measures do not reflect changes in, or cash requirement for, our working capital needs;

•
these measures do not reflect our interest expense (except for interest related to our securitization obligations), or the cash requirements necessary to service interest or principal payments on our debt;

•	these measures do not reflect our income tax expense or the cash requirements to pay our taxes;

•	these measures do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and these measures do not reflect any cash requirements for such replacements; and

•	other companies may calculate these measures differently so they may not be comparable.
Adjusted EBITDA as used herein corresponds to the definition of “EBITDA,” calculated on a “pro forma basis,” used in the senior secured credit facility to calculate the senior secured leverage ratio.
Like EBITDA and EBITDA before restructuring and other items, Adjusted EBITDA has limitations as an analytical tool, and you should not consider Adjusted EBITDA either in isolation or as a substitute for analyzing our results as reported under GAAP. In addition to the limitations described above with respect to EBITDA and EBITDA before restructuring and other items, Adjusted EBITDA includes pro forma cost savings, the pro forma effect of business optimization initiatives and the pro forma full year effect of acquisitions and new franchisees. These adjustments may not reflect the actual cost savings or pro forma effect recognized in future periods.